                                                                   Exhibit 10(b)





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Post-Effective Amendment No. 8 to Registration Statement Nos. 333-85183 and 811-09547 of Farmers Annuity Separate Account A on Form N-4 of our report dated March 28, 2006 appearing in the Statement of Additional Information, which is part of this Registration Statement, and of our report dated March 22, 2006 relating to the financial statements of Farmers New World Life Insurance Company appearing in the Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.



 /s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Seattle, Washington
April 25, 2006